Exhibit 99.1

Contact: Investor Relations
804.289.9709	FOR IMMEDIATE RELEASE

Brink's Reports Third-Quarter Results
Strong Results in North and South America More Than Offset Increased Currency Headwinds
2019 Guidance Adjusted for Expected Full-Year Impact of Currency Translation

RICHMOND, Va., October 23, 2019 – The Brink’s Company (NYSE:BCO), the global leader in total cash management, route-based secure logistics and payment solutions, today announced results for the third quarter of 2019. Highlights include:

(In millions, except for per share amounts)	Third-Quarter 2019
	GAAP	Change	Non-GAAP	Change	Constant Currency Change(b)
Revenue	$928	9%	$925	8%	14%
Operating Profit	$53	(22%)	$102	7%	25%
Operating Margin	5.7%	(220 bps)	11.1%	(10 bps)	110 bps
Net Income / Adjusted EBITDA(a)	$5	(69%)	$145	7%	20%
EPS	$0.11	(68%)	$1.05	11%	35%

(a)	The non-GAAP financial metric, adjusted EBITDA, is presented with its corresponding GAAP metric, net income attributable to Brink's.

(b)	Constant currency represents 2019 results at 2018 exchange rates.

•	Segment results: Revenue growth 8%, operating profit up 18%

•	North America profit up 15%

•	South America profit up 28%

•	Rest of World profit up 5%

•	Total operating profit:

•	GAAP: Profit down 22% to $53 million due primarily to negative currency translation; up 13% organically

•
Non-GAAP: Profit up 7% to $102 million; increase in corporate expense of $13 million included expected investment in Strategy 2.0 and IT, and higher costs related to share-based compensation and insurance

Doug Pertz, president and chief executive officer, said: “The increase in our third-quarter non-GAAP results was attributable to strong organic and acquisition-related growth in North and South America, which more than offset the negative operating profit impact of $17 million related to currency translation, $6 million worse than we had assumed in our previous guidance. At previous guidance FX rates, operating profit growth would have been 14% versus prior year. In constant currency, revenue and operating profit increased 14% and 25%, respectively.
While we continue to forecast strong operating results for the full year, we expect the negative impact of foreign currency translation to be approximately $80 million, $20 million greater than prior guidance, and have adjusted our full-year guidance to reflect this impact.” (See “2019 Guidance” on page 3.)
Pertz added: “As we near the end of 2019, the integration of our Dunbar acquisition is ahead of schedule and continues to have a positive impact on our U.S. results. We expect our U.S. business to deliver a fourth-quarter margin rate of at least 10%, and a full-year margin rate of at least 8%.”
“Looking ahead to 2020 and beyond, we expect our Strategy 1.0 initiatives to drive additional organic growth and profitability, as we continue to improve service levels and operating efficiencies more broadly throughout our global operations. Our Strategy 1.5 acquisition pipeline remains strong, and we expect to make additional accretive acquisitions. Our current strategic plan, ending this year, is expected to deliver operating profit growth of at least 20% CAGR over the three-year plan period. We’re currently developing and investing in Strategy 2.0, our next plan to accelerate growth, which will focus on expanding our presence in the cash ecosystem. We’re confident that this three-pronged strategy will drive continued strong revenue and profit growth throughout our next three-year plan period. We will provide a comprehensive strategic review at an Investor Day event in New York City in the first half of 2020 on a date to be announced.”

2019 Non-GAAP Guidance
Management updated its full-year 2019 non-GAAP guidance to reflect higher-than-expected negative currency translation, which includes $20 million impact on operating profit, increasing our full-year expectation to $80 million, up from $60 million, in the company’s prior guidance.
Full-year 2019 non-GAAP guidance now includes revenue growth of 8% (7% organic) to $3.7 billion (versus prior guidance of $3.75 million); operating profit growth of approximately 14% to a range between $385 million and $405 million (versus prior midpoint of $415 million); adjusted EBITDA growth of 11% to a range between $560 million and $580 million (versus a prior midpoint of $600 million), and earnings growth of 16% to a range between $3.90 and $4.10 per share (versus a prior midpoint of $4.20 per share).
The company’s prior full-year 2019 non-GAAP guidance was initially provided on February 6 and affirmed on July 24. The updated guidance uses October 22 exchange rates for the remainder of 2019, except for the Argentine peso, for which the company is assuming an average of 50 pesos to the U.S. dollar for the full year (and an average of 67 pesos to the dollar for the fourth quarter).

Conference Call
Brink’s will host a conference call on October 23 at 8:30 a.m. ET to review second-quarter results.  Interested parties can listen by calling 888-349-0094 (in the U.S.) or 412-902-0124 (international). Participants can pre-register at http://dpregister.com/10135913 to receive a direct dial-in number for the call. The call also will be accessible live via webcast on the Brink’s website (www.brinks.com). A replay of the call will be available through November 23, 2019, at 877-344-7529 (in the U.S.) or 412-317-0088 (international). The conference number is 10135913. An archived version of the webcast will be available online in the Investor Relations section of www.brinks.com or by clicking here.

2019 Guidance (Unaudited)
(In millions, except for percentages and per share amounts)

	2018 GAAP	2018 Non-GAAP(a)	2019 GAAP Outlook(b)	Reconciling Items(a)	2019 Non-GAAP Outlook(a)
Revenues	$3,489	3,438	3,704	(4)	3,700
Operating profit	275	347	250 – 270	135	385 – 405
Nonoperating expense	(232)	(64)	(137) – (139)	49	(88) – (90)
Provision for income taxes	(70)	(97)	(59) – (68)	~ (33)	(94) – (99)
Noncontrolling interests	(6)	(7)	(5)	—	(5)
Income from continuing operations attributable to Brink's	(33)	179	49 – 58	~ 151	198 – 211
EPS from continuing operations attributable to Brink's	$(0.65)	3.46	0.95 – 1.15	2.95	3.90 – 4.10

Operating profit margin	7.9%	10.1%	6.7% – 7.3%	~ 3.7%	10.4% – 10.9%

Effective income tax rate	164.7%	34.2%	52.0%	(20.5)%	31.5%

Adjusted EBITDA		512			560 – 580

Changes from 2018	Revenue Change				Operating Profit Change		EPS Change
	2019 GAAP Outlook(b)	% Change vs. 2018	2019 Non-GAAP Outlook(a)	% Change vs. 2018	2019 GAAP Outlook(b)	2019 Non-GAAP Outlook(a)	2019 Non-GAAP Outlook(a)
Organic	202	6	250	7	53 – 73	83 – 103	1.04 – 1.24
Acquisitions / Dispositions(c)	288	8	288	8	(8)	35	0.47
Currency	(275)	(8)	(275)	(8)	(70)	(80)	(1.07)
Total	215	6	263	8	(25) – (5)	38 – 58	0.44 – 0.64

Amounts may not add due to rounding

(a)
The 2018 Non-GAAP amounts are reconciled to the corresponding GAAP items on pages 10-13. The 2019 Non-GAAP outlook amounts exclude the year-to-date September 2019 Non-GAAP adjusting items applicable to each category. In addition, we have excluded certain other forecasted Non-GAAP adjusting items for the remainder of 2019, such as intangible asset amortization and U.S. retirement plan costs. We have not forecasted the impact of highly inflationary accounting on our Argentina operations for the remainder of 2019 or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions. The 2019 Non-GAAP outlook amounts for operating profit, nonoperating expense, provision for income taxes, income from continuing operations, EPS from continuing operations, effective income tax rate and Adjusted EBITDA cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the impact of highly inflationary accounting on our Argentina operations for the remainder of 2019 or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions.

(b)
The 2019 GAAP outlook excludes any forecasted impact from highly inflationary accounting on our Argentina operations for the remainder of 2019 as well as other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions.

(c)
Non-GAAP amounts include the impact of prior year comparable period results for acquired and disposed businesses. GAAP results also include the impact of acquisition-related intangible amortization, restructuring and other charges, and disposition related gains/losses.

The Brink’s Company and subsidiaries
(In millions, except for per share amounts) (Unaudited)

Third-Quarter 2019 vs. 2018

GAAP		Organic	Acquisitions /			% Change
	3Q'18	Change	Dispositions(a)	Currency(b)	3Q'19	Total	Organic
Revenues:
North America	$383	16	50	(3)	447	17	4
South America	216	39	13	(39)	229	6	18
Rest of World	254	3	—	(8)	249	(2)	1
Segment revenues(g)	$852	58	63	(49)	925	8	7

Other items not allocated to segments(d)	—	4	—	—	4	fav	fav
Revenues - GAAP	$852	62	63	(49)	928	9	7

Operating profit:
North America	$34	4	2	(1)	39	15	12
South America	46	25	3	(15)	59	28	54
Rest of World	31	2	—	(1)	32	5	6
Segment operating profit	111	31	5	(16)	130	18	28
Corporate(c)	(15)	(12)	—	(1)	(28)	81	76
Operating profit - non-GAAP	$95	19	5	(17)	102	7	20

Other items not allocated to segments(d)	(28)	(10)	(14)	2	(50)	76	35
Operating profit - GAAP	$67	9	(8)	(15)	53	(22)	13

GAAP interest expense	(17)				(23)	35

GAAP interest and other income (expense)	(8)				(8)	(4)

GAAP provision for income taxes	23				15	(36)

GAAP noncontrolling interests	1				1	(7)

GAAP income (loss) from continuing operations(f)	18				6	(67)

GAAP EPS(f)	$0.34				0.11	(68)

GAAP weighted-average diluted shares	52.0				51.1	(2)

Non-GAAP(e)		Organic	Acquisitions /			% Change
	3Q'18	Change	Dispositions(a)	Currency(b)	3Q'19	Total	Organic

Segment revenues - GAAP/non-GAAP	$852	58	63	(49)	925	8	7

Non-GAAP operating profit	95	19	5	(17)	102	7	20

Non-GAAP interest expense	(17)				(21)	27

Non-GAAP interest and other income (expense)	—				(1)	unfav

Non-GAAP provision for income taxes	27				25	(6)

Non-GAAP noncontrolling interests	2				1	(35)

Non-GAAP income from continuing operations(f)	50				54	8

Non-GAAP EPS(f)	$0.95				1.05	11

Non-GAAP weighted-average diluted shares	52.0				51.1	(2)

Amounts may not add due to rounding.

(a)
Non-GAAP amounts include the impact of prior year comparable period results for acquired and disposed businesses. GAAP results also include the impact of acquisition-related intangible amortization, restructuring and other charges, and disposition related gains/losses.

(b)
The amounts in the “Currency” column consist of the effects of Venezuela devaluations, prior to deconsolidation, the effects of Argentina devaluations under highly inflationary accounting and the sum of monthly currency changes. Monthly currency changes represent the accumulation throughout the year of the impact on current period results from changes in foreign currency rates from the prior year period.

(c)	Corporate expenses are not allocated to segment results. Corporate expenses include salaries and other costs to manage the global business and to perform activities required of public companies.

(d)	See pages 8-9 for more information.

(e)	Non-GAAP results are reconciled to applicable GAAP results on pages 10-13.

(f)	Attributable to Brink's.

(g)	Segment revenues equal our total reported non-GAAP revenues.

The Brink’s Company and subsidiaries
(In millions, except for per share amounts) (Unaudited)

Nine Months Ended September 30,

GAAP		Organic	Acquisitions /			% Change
	2018	Change	Dispositions(a)	Currency(b)	2019	Total	Organic
Revenues:
North America	$1,028	55	249	(8)	1,324	29	5
South America	704	107	50	(176)	685	(3)	15
Rest of World	799	8	(35)	(36)	736	(8)	1
Segment revenues(g)	$2,530	170	264	(220)	2,744	8	7

Other items not allocated to segments(d)	51	(47)	(1)	—	4	(93)	(92)
Revenues - GAAP	$2,581	123	263	(220)	2,747	6	5

Operating profit:
North America	$80	33	16	(1)	129	61	41
South America	148	45	11	(57)	147	—	31
Rest of World	83	1	1	(3)	82	—	1
Segment operating profit	311	79	29	(60)	359	15	26
Corporate(c)	(68)	(17)	—	2	(83)	22	25
Operating profit - non-GAAP	$243	63	29	(58)	276	14	26

Other items not allocated to segments(d)	(50)	(32)	(42)	10	(113)	unfav	64
Operating profit - GAAP	$194	31	(13)	(48)	164	(16)	16

GAAP interest expense	(48)				(69)	44

GAAP loss on deconsolidation of Venezuela operations	(127)				—	fav

GAAP interest and other income (expense)	(29)				(22)	(25)

GAAP provision for income taxes	53				37	(30)

GAAP noncontrolling interests	5				4	(27)

GAAP income (loss) from continuing operations(f)	(68)				32	fav

GAAP EPS(f)	$(1.34)				0.63	fav

GAAP weighted-average diluted shares	51.0				51.0	—

Non-GAAP(e)		Organic	Acquisitions /			% Change
	2018	Change	Dispositions(a)	Currency(b)	2019	Total	Organic

Segment revenues - GAAP/non-GAAP	$2,530	170	264	(220)	2,744	8	7

Non-GAAP operating profit	243	63	29	(58)	276	14	26

Non-GAAP interest expense	(47)				(64)	36

Non-GAAP loss on deconsolidation of Venezuela operations	—				—	—

Non-GAAP interest and other income (expense)	4				(5)	unfav

Non-GAAP provision for income taxes	68				65	(4)

Non-GAAP noncontrolling interests	6				4	(39)

Non-GAAP income from continuing operations(f)	125				138	10

Non-GAAP EPS(f)	$2.41				2.71	12

Non-GAAP weighted-average diluted shares	52.1				51.0	(2)

Amounts may not add due to rounding.

See page 4 for footnote explanations.

The Brink’s Company and subsidiaries
(In millions) (Unaudited)

Selected Items - Condensed Consolidated Balance Sheets

	December 31, 2018	September 30, 2019
Assets
Cash and cash equivalents	$343.4	337.0
Restricted cash	136.1	89.2
Accounts receivable, net	599.5	653.1
Right-of-use assets, net	—	269.3
Property and equipment, net	699.4	718.1
Goodwill and intangibles	907.5	1,049.2
Deferred income taxes	236.5	236.3
Other	313.6	350.4

Total assets	$3,236.0	3,702.6

Liabilities and Equity

Accounts payable	174.6	169.0
Debt	1,554.0	1,749.9
Retirement benefits	563.0	550.0
Accrued liabilities	502.1	592.0
Lease liabilities	—	217.9
Other	275.7	238.6
Total liabilities	3,069.4	3,517.4

Equity	166.6	185.2

Total liabilities and equity	$3,236.0	3,702.6

Selected Items - Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2018	2019
Net cash provided by operating activities	$148.6	151.8
Net cash used by investing activities	(623.3)	(301.5)
Net cash provided by financing activities	184.3	112.7

Effect of exchange rate changes on cash	(29.6)	(16.3)
Cash, cash equivalents and restricted cash:
Decrease	(320.0)	(53.3)
Balance at beginning of period	726.9	479.5
Balance at end of period	$406.9	426.2

Supplemental Cash Flow Information

Capital expenditures	$(104.0)	(116.0)
Acquisitions	(521.0)	(183.9)
Depreciation and amortization	119.5	139.5
Cash paid for income taxes, net	(72.8)	(33.4)

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is the global leader in total cash management, route-based secure logistics and payment solutions including cash-in-transit, ATM services, cash management services (including vault outsourcing, money processing and intelligent safe services), and international transportation of valuables. Our customers include financial institutions, retailers, government agencies, mints, jewelers and other commercial operations. Our global network of operations in 41 countries serves customers in more than 100 countries. For more information, please visit our website at www.brinks.com or call 804-289-9709.

Forward-Looking Statements
This release contains forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in these materials includes, but is not limited to: 2019 GAAP and non-GAAP outlook, including revenue, organic growth, operating profit, operating profit margin, expected currency impact and impact of acquisitions, tax rate, and adjusted EBITDA; drivers of profit growth; impact of currency translation; margin rate for the U.S. business, expected growth and profitability from Strategy 1.0 initiatives; future acquisitions; and costs related to Reorganization and Restructuring activities. Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated.

These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; seasonality, pricing and other competitive industry factors; investment in information technology (“IT”) and its impact on revenue and profit growth; our ability to maintain an effective IT infrastructure and safeguard confidential information; our ability to effectively develop and implement solutions for our customers; risks associated with operating in foreign countries, including changing political, labor and economic conditions, regulatory issues (including the imposition of international sanctions, including by the U.S. government), currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, impact on the Company’s financial results as a result of jurisdictions determined to be highly inflationary, and restrictive government actions, including nationalization; labor issues, including negotiations with organized labor and work stoppages; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to identify, evaluate and complete acquisitions and other strategic transactions and to successfully integrate acquired companies; costs related to dispositions and product or market exits; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee and environmental liabilities in connection with former coal operations, including black lung claims; the impact of the Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; funding requirements, accounting treatment, and investment performance of our pension plans, the VEBA and other employee benefits; changes to estimated liabilities and assets in actuarial assumptions; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of our business, reputation and brand; changes in estimates and assumptions underlying critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations.

This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2018, and in our other public filings with the Securities and Exchange Commission. The forward-looking information included in this document is representative only as of the date of this document and The Brink's Company undertakes no obligation to update any information contained in this document.

The Brink’s Company and subsidiaries
Segment Results: 2018 and 2019 (Unaudited)
(In millions, except for percentages)

	Revenues
	2018					2019
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	Nine Months
Revenues:
North America	$320.1	324.0	383.4	438.8	1,466.3	$434.5	442.5	446.7	1,323.7
South America	254.8	233.3	215.5	223.3	926.9	230.3	225.2	229.0	684.5
Rest of World	278.4	266.8	253.5	245.6	1,044.3	240.2	246.6	248.9	735.7
Segment revenues - GAAP and Non-GAAP	853.3	824.1	852.4	907.7	3,437.5	905.0	914.3	924.6	2,743.9

Other items not allocated to segments(a)
Venezuela operations	25.8	25.6	—	—	51.4	—	—	—	—
Acquisitions and dispositions	—	—	—	—	—	—	(0.3)	(0.2)	(0.5)
Internal loss	—	—	—	—	—	—	—	4.0	4.0
GAAP	$879.1	849.7	852.4	907.7	3,488.9	$905.0	914.0	928.4	2,747.4

	Operating Profit
	2018					2019
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	Nine Months
Operating profit:
North America	$20.6	26.1	33.6	49.5	129.8	$44.0	46.4	38.7	129.1
South America	55.6	46.1	46.3	50.7	198.7	43.0	45.0	59.4	147.4
Rest of World	25.6	26.2	30.8	31.8	114.4	23.8	26.2	32.2	82.2
Corporate	(30.3)	(22.2)	(15.4)	(28.1)	(96.0)	(26.0)	(28.8)	(27.9)	(82.7)
Non-GAAP	71.5	76.2	95.3	103.9	346.9	84.8	88.8	102.4	276.0

Other items not allocated to segments(a)
Venezuela operations	3.5	(1.2)	—	—	2.3	—	—	—	—
Reorganization and Restructuring	(3.7)	(4.5)	(7.3)	(5.1)	(20.6)	(3.5)	(10.6)	(6.4)	(20.5)
Acquisitions and dispositions	(6.5)	(7.4)	(10.7)	(16.8)	(41.4)	(17.2)	(22.6)	(24.0)	(63.8)
Argentina highly inflationary impact	—	—	(8.3)	0.3	(8.0)	(4.3)	(0.1)	(7.9)	(12.3)
Internal loss	—	—	—	—	—	—	(2.6)	(11.3)	(13.9)
Reporting compliance	—	(1.4)	(2.0)	(1.1)	(4.5)	(1.4)	(0.3)	(0.3)	(2.0)
GAAP	$64.8	61.7	67.0	81.2	274.7	$58.4	52.6	52.5	163.5

	Margin
	2018					2019
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	Nine Months
Margin:
North America	6.4%	8.1	8.8	11.3	8.9	10.1%	10.5	8.7	9.8
South America	21.8	19.8	21.5	22.7	21.4	18.7	20.0	25.9	21.5
Rest of World	9.2	9.8	12.1	12.9	11.0	9.9	10.6	12.9	11.2
Non-GAAP	8.4	9.2	11.2	11.4	10.1	9.4	9.7	11.1	10.1

Other items not allocated to segments(a)	(1.0)	(1.9)	(3.3)	(2.5)	(2.2)	(2.9)	(3.9)	(5.4)	(4.1)
GAAP	7.4%	7.3	7.9	8.9	7.9	6.5%	5.8	5.7	6.0

(a)	See explanation of items on page 9.

The Brink’s Company and subsidiaries
Other Items Not Allocated To Segments (Unaudited)
(In millions)

Brink’s measures its segment results before income and expenses for corporate activities and for certain other items. See below for a summary of the other items not allocated to segments.

Venezuela operations Prior to the deconsolidation of our Venezuelan subsidiaries effective June 30, 2018, we excluded from our segment results all of our Venezuela operating results, due to the Venezuelan government's restrictions that prevented us from repatriating funds.  As a result, the Chief Executive Officer, the Company's Chief Operating Decision maker ("CODM"), assessed segment performance and made resource decisions by segment excluding Venezuela operating results.

Reorganization and Restructuring
2016 Restructuring
In the fourth quarter of 2016, management implemented restructuring actions across our global business operations and our corporate functions. As a result of these actions, we recognized $18.1 million in related 2016 costs and an additional $17.3 million in 2017 costs. We recognized additional charges of $11.3 million in the first nine months of 2018 under this restructuring. The actions under this program were substantially completed in 2018.

Other Restructurings
Management periodically implements restructuring actions in targeted sections of our business. As a result of these actions, we recognized charges of $4.2 million in the first nine months of 2018 and $20.5 million in the first nine months of 2019, primarily severance costs and charges related to the modification of share-based compensation awards. For the current restructuring actions, we expect to incur additional costs between $1 million and $3 million in future periods.
Due to the unique circumstances around these charges, these management-directed items have not been allocated to segment results and are excluded from non-GAAP results.
Acquisitions and dispositions Certain acquisition and disposition items that are not considered part of the ongoing activities of the business and are special in nature are consistently excluded from non-GAAP results. These items are described below:
2019 Acquisitions and Dispositions

•	We incurred $27.8 million in integration costs related to Dunbar in the first nine months of 2019.

•	Amortization expense for acquisition-related intangible assets was $20.7 million in the first nine months of 2019.

•	Restructuring costs related to our Dunbar and Rodoban acquisitions were $5.7 million in the first nine months of 2019.

•	Transaction costs related to business acquisitions were $5.6 million in the first nine months of 2019.

•	Compensation expense related to the retention of key Dunbar employees was $1.6 million in the first nine months of 2019.

•	In the first nine months of 2019, we recognized $2.1 million in asset impairment charges and severance costs related to the exit from our top-up prepaid mobile phone business in Brazil.

2018 Acquisitions and Dispositions

•	Amortization expense for acquisition-related intangible assets was $17.7 million in 2018.

•	Integration costs in 2018 related to acquisitions in France and the U.S. were $8.1 million.

•	2018 transaction costs related to business acquisitions were $6.7 million.

•	We incurred 2018 severance charges related to our acquisitions in Argentina, France, U.S. and Brazil of $5.0 million.

•	Compensation expense related to the retention of key Dunbar employees was $4.1 million in 2018.

•	We recognized a net gain in 2018 ($2.6 million, net of statutory employee benefit) on the sale of real estate in Mexico.

Argentina highly inflationary impact Beginning in the third quarter of 2018, we designated Argentina's economy as highly inflationary for accounting purposes. As a result, Argentine peso-denominated monetary assets and liabilities are now remeasured at each balance sheet date to the currency exchange rate then in effect, with currency remeasurement gains and losses recognized in earnings. In addition, nonmonetary assets retain a higher historical basis when the currency is devalued. The higher historical basis results in incremental expense being recognized when the nonmonetary assets are consumed. In the second half of 2018, we recognized $8.0 million in pretax changes related to highly inflationary accounting, including currency remeasurement losses of $6.2 million. In the first nine months of 2019, we recognized $12.3 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $10.4 million. These amounts are excluded from non-GAAP results.
Internal loss A former non-management employee in our U.S. global services operations embezzled funds from Brink's in prior years. Except for a small deductible amount, the amount of the internal loss related to the embezzlement was covered by our insurance. In an effort to cover up the embezzlement, the former employee intentionally misstated the underlying accounts receivable subledger data. In the first nine months of 2019, we incurred $3.9 million in costs (primarily third party expenses) to reconstruct the accounts receivables subledger. In the third quarter of 2019, we were able to identify $4.0 million of revenues billed and collected in prior periods which had never been recorded in the general ledger. We also identified and recorded $0.3 million in bank fees, which had been incurred in prior periods. The rebuild of the subledger was completed during the third quarter of 2019. Based on the reconstructed subledger, we were able to analyze and quantify the uncollected receivables from prior periods. Although we plan to attempt to collect these receivables, we have estimated an increase to bad debt expense of $13.7 million, which we recorded in the third quarter of 2019. Out of the $13.7 million in bad debt expense, $12.6 million represents an allowance on $25.3 million of accounts receivable generated prior to 2018. The estimate of the allowance for doubtful accounts will be adjusted in future periods, if needed, as assumptions related to the collectability of these accounts receivable change. Due to the unusual nature of this internal loss and the related errors in the subledger data, along with the fact that management has excluded these amounts when evaluating internal performance, we have excluded these net charges from segment and non-GAAP results.
Reporting compliance Certain compliance costs (primarily third party expenses) are excluded from 2018 and the first nine months of 2019 non-GAAP results. These costs relate to the implementation and January 1, 2019 adoption of the new lease accounting standard ($2.7 million in 2018 and $1.7 million in the first nine months of 2019) and the mitigation of material weaknesses ($1.8 million in 2018 and $0.3 million in the first nine months of 2019).

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited)
(In millions, except for percentages and per share amounts)

Non-GAAP results described in this press release are financial measures that are not required by or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The purpose of the Non-GAAP results is to report financial information from the primary operations of our business by excluding the effects of certain income and expenses that do not reflect the ordinary earnings of our operations. The specific items excluded have not been allocated to segments, are described on page 9 and in more detail in our Form 10-Q, and are reconciled to comparable GAAP measures below. In addition, we refer to non-GAAP constant currency amounts, which represent current period results and forecasts at prior period exchange rates.

Non-GAAP results adjust the quarterly Non-GAAP tax rates so that the Non-GAAP tax rate in each of the quarters is equal to the full-year estimated Non-GAAP tax rate. The full-year Non-GAAP tax rate in both years excludes certain pretax and income tax amounts. Amounts reported for prior periods have been updated in this report to present information consistently for all periods presented.

The 2019 Non-GAAP outlook amounts for provision for income taxes, income (loss) from continuing operations, EPS from continuing operations, effective income tax rate and Adjusted EBITDA cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the impact of highly inflationary accounting on our Argentina operations or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions. The impact of highly inflationary accounting and other potential Non-GAAP adjusting items could be significant to our GAAP results.

The Non-GAAP financial measures are intended to provide investors with a supplemental comparison of our operating results and trends for the periods presented. Our management believes these measures are also useful to investors as such measures allow investors to evaluate our performance using the same metrics that our management uses to evaluate past performance and prospects for future performance. We do not consider these items to be reflective of our core operating performance due to the variability of such items from period-to-period in terms of size, nature and significance. Additionally, Non-GAAP results are utilized as performance measures in certain management incentive compensation plans.

Non-GAAP Results Reconciled to GAAP

	YTD '18			YTD '19
	Pre-tax	Tax	Effective tax rate	Pre-tax	Tax	Effective tax rate
Effective Income Tax Rate
GAAP	$(10.3)	53.0	(514.6)%	$72.8	37.1	51.0%
Retirement plans(c)	25.0	5.9		21.5	5.1
Venezuela operations(a)(j)	0.9	(3.9)		0.9	—
Reorganization and Restructuring(a)	15.5	5.1		20.5	5.6
Acquisitions and dispositions(a)	30.6	12.1		68.5	3.7
Tax on accelerated income(e)	—	0.3		—	—
Argentina highly inflationary impact(a)	7.8	0.6		12.3	(1.4)
Internal loss(a)	—	—		13.9	2.5
Reporting compliance(a)	3.4	0.8		2.0	—
Gain on lease termination(k)	—	—		(5.2)	(1.2)
Loss on deconsolidation of Venezuela operations(f)	126.7	0.1		—	—
Income tax rate adjustment(b)	—	(5.7)		—	13.9
Non-GAAP	$199.6	68.3	34.2%	$207.2	65.3	31.5%

Amounts may not add due to rounding.

(a)
See “Other Items Not Allocated To Segments” on pages 8-9 for details. We do not consider these items to be reflective of our core operating performance due to the variability of such items from period-to-period in terms of size, nature and significance.

(b)
Non-GAAP income from continuing operations and non-GAAP EPS have been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate is estimated at 31.5% for 2019 and was 34.2% for 2018.

(c)
Our U.S. retirement plans are frozen and costs related to these plans are excluded from non-GAAP results. Certain non-U.S. operations also have retirement plans. Settlement charges related to these non-U.S. plans are also excluded from non-GAAP results.

(d)
Represents the estimated impact of tax legislation enacted into law in the fourth quarter of 2017.  This primarily relates to the U.S. Tax Reform expense from the remeasurement of our net deferred tax assets.

(e)	The non-GAAP tax rate excludes the 2018 and 2017 foreign tax benefits that resulted from the transaction that accelerated U.S. tax in 2015.

(f)	Effective June 30, 2018, we deconsolidated our investment in Venezuelan subsidiaries and recognized a pretax charge of $126.7 million.

(g)
Due to reorganization and restructuring activities, there was a $7.7 million non-GAAP adjustment to share-based compensation in the first nine months of 2019 and $0.1 million in the fourth quarter and full-year of 2018. There is no difference between GAAP and non-GAAP share-based compensation amounts for the other periods presented.

(h)
Adjusted EBITDA is defined as non-GAAP income from continuing operations excluding the impact of non-GAAP interest expense, non-GAAP income tax provision, non-GAAP depreciation and amortization and non-GAAP share-based compensation.

(i)
Because we reported a loss from continuing operations on a GAAP basis in the second quarter of 2018 and full year 2018, GAAP EPS was calculated using basic shares. However, as we reported income from continuing operations on a non-GAAP basis in the second quarter of 2018 and full year 2018, non-GAAP EPS was calculated using diluted shares.

(j)
Post-deconsolidation funding of ongoing costs related to our Venezuelan operations was $0.9 million in the first nine months of 2019 ($0.6 million in the second half of 2018) and was expensed as incurred and reported in interest and other nonoperating income (expense). We do not expect any future funding of the Venezuela business, as long as current U.S. sanctions remain in effect.

(k)	Gain on termination of a mining lease obligation related to former coal operations. We have no remaining mining leases.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited) - continued
(In millions, except for percentages and per share amounts)

	2018					2019
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	Nine Months

Revenues:
GAAP	$879.1	849.7	852.4	907.7	3,488.9	$905.0	914.0	928.4	2,747.4
Venezuela operations(a)	(25.8)	(25.6)	—	—	(51.4)	—	—	—	—
Acquisitions and dispositions(a)	—	—	—	—	—	—	0.3	0.2	0.5
Internal loss(a)	—	—	—	—	—	—	—	(4.0)	(4.0)
Non-GAAP	$853.3	824.1	852.4	907.7	3,437.5	$905.0	914.3	924.6	2,743.9

Operating profit (loss):
GAAP	$64.8	61.7	67.0	81.2	274.7	$58.4	52.6	52.5	163.5
Venezuela operations(a)	(3.5)	1.2	—	—	(2.3)	—	—	—	—
Reorganization and Restructuring(a)	3.7	4.5	7.3	5.1	20.6	3.5	10.6	6.4	20.5
Acquisitions and dispositions(a)	6.5	7.4	10.7	16.8	41.4	17.2	22.6	24.0	63.8
Argentina highly inflationary impact(a)	—	—	8.3	(0.3)	8.0	4.3	0.1	7.9	12.3
Internal loss(a)	—	—	—	—	—	—	2.6	11.3	13.9
Reporting compliance(a)	—	1.4	2.0	1.1	4.5	1.4	0.3	0.3	2.0
Non-GAAP	$71.5	76.2	95.3	103.9	346.9	$84.8	88.8	102.4	276.0

Operating margin:
GAAP margin	7.4%	7.3%	7.9%	8.9%	7.9%	6.5%	5.8%	5.7%	6.0%

Non-GAAP margin	8.4%	9.2%	11.2%	11.4%	10.1%	9.4%	9.7%	11.1%	10.1%

Interest expense:
GAAP	$(15.0)	(15.8)	(17.0)	(18.9)	(66.7)	$(23.0)	(22.7)	(22.9)	(68.6)
Venezuela operations(a)	—	0.1	—	—	0.1	—	—	—	—
Acquisitions and dispositions(a)	0.2	0.2	0.1	0.7	1.2	1.5	1.5	1.5	4.5
Argentina highly inflationary impact(a)	—	—	—	(0.2)	(0.2)	—	—	—	—
Non-GAAP	$(14.8)	(15.5)	(16.9)	(18.4)	(65.6)	$(21.5)	(21.2)	(21.4)	(64.1)

Loss on deconsolidation of Venezuela operations:
GAAP	$—	(126.7)	—	—	(126.7)	$—	—	—	—
Loss on deconsolidation of Venezuela operations(f)	—	126.7	—	—	126.7	—	—	—	—
Non-GAAP	$—	—	—	—	—	$—	—	—	—

Interest and other income (expense):
GAAP	$(13.1)	(8.1)	(8.1)	(9.5)	(38.8)	$(11.2)	(3.1)	(7.8)	(22.1)
Retirement plans(c)	8.8	8.1	8.1	8.2	33.2	8.4	6.5	6.6	21.5
Venezuela operations(a)(j)	1.9	0.9	0.3	0.3	3.4	0.5	0.4	—	0.9
Acquisitions and dispositions(a)	2.9	2.4	0.2	(1.1)	4.4	—	—	0.2	0.2
Argentina highly inflationary impact(a)	—	—	(0.5)	—	(0.5)	—	—	—	—
Gain on lease termination(k)	—	—	—	—	—	—	(5.2)	—	(5.2)
Non-GAAP	$0.5	3.3	—	(2.1)	1.7	$(2.3)	(1.4)	(1.0)	(4.7)

Amounts may not add due to rounding.
See page 10 for footnote explanations.

	2018					2019
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	Nine Months

Taxes:
GAAP	$11.4	18.6	23.0	17.0	70.0	$9.7	12.7	14.7	37.1
Retirement plans(c)	1.9	2.0	2.0	2.0	7.9	1.9	1.6	1.6	5.1
Venezuela operations(a)	(1.5)	(2.4)	—	—	(3.9)	—	—	—	—
Reorganization and Restructuring(a)	1.2	1.5	2.4	1.6	6.7	1.0	2.6	2.0	5.6
Acquisitions and dispositions(a)	3.1	6.2	2.8	1.7	13.8	1.7	1.1	0.9	3.7
Tax reform(d)	—	—	—	2.1	2.1	—	—	—	—
Tax on accelerated income(e)	0.5	(0.2)	—	(0.3)	—	—	—	—	—
Argentina highly inflationary impact(a)	—	—	0.6	(0.6)	—	—	—	(1.4)	(1.4)
Internal loss(a)	—	—	—	—	—	—	0.1	2.4	2.5
Reporting compliance(a)	—	0.3	0.5	(0.7)	0.1	—	—	—	—
Gain on lease termination(k)	—	—	—	—	—	—	—	(1.2)	(1.2)
Loss on deconsolidation of Venezuela operations(f)	—	—	0.1	—	0.1	—	—	—	—
Income tax rate adjustment(b)	3.0	(4.1)	(4.6)	5.7	—	4.9	2.8	6.2	13.9
Non-GAAP	$19.6	21.9	26.8	28.5	96.8	$19.2	20.9	25.2	65.3

Noncontrolling interests:
GAAP	$3.2	0.3	1.4	0.9	5.8	$0.8	1.5	1.3	3.6
Venezuela operations(a)	(0.6)	1.6	—	—	1.0	—	—	—	—
Reorganization and Restructuring(a)	—	(0.1)	—	0.1	—	—	—	—	—
Income tax rate adjustment(b)	(0.4)	(0.1)	0.6	(0.1)	—	—	—	—	—
Non-GAAP	$2.2	1.7	2.0	0.9	6.8	$0.8	1.5	1.3	3.6

Income (loss) from continuing operations attributable to Brink's:
GAAP	$22.1	(107.8)	17.5	34.9	(33.3)	$13.7	12.6	5.8	32.1
Retirement plans(c)	6.9	6.1	6.1	6.2	25.3	6.5	4.9	5.0	16.4
Venezuela operations(a)(j)	0.5	3.0	0.3	0.3	4.1	0.5	0.4	—	0.9
Reorganization and Restructuring(a)	2.5	3.1	4.9	3.4	13.9	2.5	8.0	4.4	14.9
Acquisitions and dispositions(a)	6.5	3.8	8.2	14.7	33.2	17.0	23.0	24.8	64.8
Tax reform(d)	—	—	—	(2.1)	(2.1)	—	—	—	—
Tax on accelerated income(e)	(0.5)	0.2	—	0.3	—	—	—	—	—
Argentina highly inflationary impact(a)	—	—	7.2	0.1	7.3	4.3	0.1	9.3	13.7
Internal loss(a)	—	—	—	—	—	—	2.5	8.9	11.4
Reporting compliance(a)	—	1.1	1.5	1.8	4.4	1.4	0.3	0.3	2.0
Gain on lease termination(k)	—	—	—	—	—	—	(5.2)	1.2	(4.0)
Loss on deconsolidation of Venezuela operations(f)	—	126.7	(0.1)	—	126.6	—	—	—	—
Income tax rate adjustment(b)	(2.6)	4.2	4.0	(5.6)	—	(4.9)	(2.8)	(6.2)	(13.9)
Non-GAAP	$35.4	40.4	49.6	54.0	179.4	$41.0	43.8	53.5	138.3

Amounts may not add due to rounding.
See page 10 for footnote explanations.

	2018					2019
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	Nine Months

Adjusted EBITDA(h):
Net income (loss) attributable to Brink's - GAAP	$22.3	(107.9)	17.4	34.9	(33.3)	$13.7	12.5	5.4	31.6
Interest expense - GAAP	15.0	15.8	17.0	18.9	66.7	23.0	22.7	22.9	68.6
Income tax provision - GAAP	11.4	18.6	23.0	17.0	70.0	9.7	12.7	14.7	37.1
Depreciation and amortization - GAAP	38.8	39.1	41.6	42.8	162.3	47.9	48.7	42.9	139.5
EBITDA	$87.5	(34.4)	99.0	113.6	265.7	$94.3	96.6	85.9	276.8
Discontinued operations - GAAP	(0.2)	0.1	0.1	—	—	—	0.1	0.4	0.5
Retirement plans(c)	8.8	8.1	8.1	8.2	33.2	8.4	6.5	6.6	21.5
Venezuela operations(a)(j)	(1.5)	(0.1)	0.3	0.3	(1.0)	0.5	0.4	—	0.9
Reorganization and Restructuring(a)	2.5	4.4	6.9	4.9	18.7	3.4	10.6	6.4	20.4
Acquisitions and dispositions(a)	5.6	6.4	6.4	9.7	28.1	10.8	12.2	17.2	40.2
Argentina highly inflationary impact(a)	—	—	7.8	(0.3)	7.5	4.1	(0.2)	7.6	11.5
Internal loss(a)	—	—	—	—	—	—	2.6	11.3	13.9
Reporting compliance(a)	—	1.4	2.0	1.1	4.5	1.4	0.3	0.3	2.0
Gain on lease termination(k)	—	—	—	—	—	—	(5.2)	—	(5.2)
Loss on deconsolidation of Venezuela operations(f)	—	126.7	—	—	126.7	—	—	—	—
Income tax rate adjustment(b)	0.4	0.1	(0.6)	0.1	—	—	—	—	—
Share-based compensation(g)	6.8	5.7	6.3	9.5	28.3	8.9	9.7	9.5	28.1
Adjusted EBITDA	$109.9	118.4	136.3	147.1	511.7	$131.8	133.6	145.2	410.6

EPS:
GAAP	$0.42	(2.11)	0.34	0.68	(0.65)	$0.27	0.25	0.11	0.63
Retirement plans(c)	0.13	0.12	0.12	0.12	0.49	0.13	0.10	0.10	0.32
Venezuela operations(a)(j)	0.01	0.06	0.01	0.01	0.08	0.01	0.01	—	0.02
Reorganization and Restructuring costs(a)	0.05	0.06	0.09	0.07	0.27	0.05	0.16	0.09	0.29
Acquisitions and dispositions(a)	0.12	0.07	0.16	0.29	0.64	0.33	0.45	0.49	1.27
Tax reform(d)	—	—	—	(0.04)	(0.04)	—	—	—	—
Tax on accelerated income(e)	(0.01)	—	—	0.01	—	—	—	—	—
Argentina highly inflationary impact(a)	—	—	0.14	—	0.14	0.09	—	0.18	0.27
Internal loss(a)	—	—	—	—	—	—	0.05	0.17	0.22
Reporting compliance(a)	—	0.02	0.03	0.04	0.09	0.03	0.01	0.01	0.04
Gain on lease termination(k)	—	—	—	—	—	—	(0.10)	0.02	(0.08)
Loss on deconsolidation of Venezuela operations(f)	—	2.43	—	—	2.44	—	—	—	—
Income tax rate adjustment(b)	(0.05)	0.08	0.08	(0.11)	—	(0.10)	(0.06)	(0.12)	(0.27)
Share adjustment(i)	—	0.04	—	—	0.01	—	—	—	—
Non-GAAP	$0.68	0.78	0.95	1.05	3.46	$0.81	0.86	1.05	2.71

Depreciation and Amortization:
GAAP	$38.8	39.1	41.6	42.8	162.3	$47.9	48.7	42.9	139.5
Venezuela operations(a)	(0.5)	(0.6)	—	—	(1.1)	—	—	—	—
Reorganization and Restructuring costs(a)	(1.2)	(0.2)	(0.4)	(0.1)	(1.9)	(0.1)	—	—	(0.1)
Acquisitions and dispositions(a)	(3.8)	(3.4)	(4.5)	(6.0)	(17.7)	(6.4)	(10.4)	(7.0)	(23.8)
Argentina highly inflationary impact(a)	—	—	—	—	—	(0.2)	(0.3)	(0.3)	(0.8)
Non-GAAP	$33.3	34.9	36.7	36.7	141.6	$41.2	38.0	35.6	114.8

Amounts may not add due to rounding.
See page 10 for footnote explanations.